PROSPECTUS SUPPLEMENT (to Prospectus dated April 1, 2016)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-209760

Customers Bancorp, Inc.

3,000,000 Shares
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F
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We are offering 3,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share, with a liquidation preference of $25.00 per share, which we refer to as the Series F Preferred Stock.

We will pay dividends on the Series F Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee of our board and to the extent that we have lawfully available funds to pay dividends. Dividends on the Series F Preferred Stock will accrue and be payable quarterly in arrears, on the 15th day of March, June, September, and December of each year, commencing on December 15, 2016, at a fixed rate per annum equal to 6.00% from the original issue date to, but excluding, December 15, 2021, and thereafter at a floating rate per annum equal to three-month LIBOR (as defined in this prospectus supplement) on the related dividend determination date (as defined herein) plus a spread of 4.762% per annum.

Dividends on the Series F Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board does not declare a dividend on the Series F Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Series F Preferred Stock for any future dividend period.

The Series F Preferred Stock has no stated maturity, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at our option. We may redeem the Series F Preferred Stock at our option, at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends), (i) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2021 or (ii) in whole but not in part, within 90 days following the occurrence of a "regulatory capital treatment event," as described herein. Any redemption of the Series F Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve.

The Series F Preferred Stock will not have any voting rights, except in limited circumstances as described under "Description of Series F Preferred Stock—Voting Rights" on page S-21.

We intend to apply to list the shares of Series F Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol "CUBIPrF". If approved for listing, trading of the Series F Preferred Stock on the NYSE is expected to commence within 30 days after the shares of  Series F Preferred Stock are first issued.

The Series F Preferred Stock is not a savings account, deposit or other obligation of our bank or non-bank subsidiaries and is not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in the Series F Preferred Stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying the Series F Preferred Stock.  The Series F Preferred Stock is not investment grade and is subject to the risks associated with non-investment grade securities.

None of the SEC, any state securities commission, the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$25.00	$75,000,000.00
Underwriting discount and commissions	$0.7875	$2,362,500.00
Proceeds, before offering expenses, to us	$24.2125	$72,637,500.00
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(1)	Assumes no exercise of the underwriters' option to purchase additional 450,000 shares of Series F Preferred Stock described below.

We have granted the underwriters an option to purchase up to an additional shares of Series F Preferred Stock within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discount.

The underwriters expect to deliver the Series F Preferred Stock to purchasers against payment therefor, in New York, New York on or about September 16, 2016, which is the fifth business day following the date of this prospectus supplement. See "Underwriting."
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Joint Book-Running Managers
Morgan Stanley		UBS Investment Bank
Co-Managers
FBR	Keefe, Bruyette & Woods A Stifel Company	Boenning & Scattergood, Inc.
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The date of this prospectus supplement is September 9, 2016.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled "Incorporation of Certain Documents by Reference" and  "Where You Can Find More Information" in this prospectus supplement.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.  Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Series F Preferred Stock. We are not making any representation to you regarding the legality of an investment in the Series F Preferred Stock by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared.  No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to "Customers Bancorp," "Customers," the "company," "we," "us," "our," or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "plan," "intend," or "anticipate" or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.
In addition to the risks described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Exchange Act, important factors to consider and evaluate with respect to such forward-looking statements include:

•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including without limitation changes in capital requirements under Basel III;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	the timing of acquisition, investment or disposition transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities;
•	local, regional and national economic conditions and events and the impact they may have on us and our customers;
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costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;

•	our ability to attract deposits and other sources of liquidity;
•	changes in the financial performance and/or condition of our borrowers;
•	changes in the level of non-performing and classified assets and charge-offs;
•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
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unforeseen challenges that may arise in connection with the consummation of our recently-completed acquisition of certain assets and assumption of certain liabilities from Higher One, including that integration may be less successful, more difficult, time-consuming or costly than expected, and that BankMobile may be unable to realize anticipated cost savings and revenue enhancements within the expected time frame or at all;

•	inflation, interest rate, securities market and monetary fluctuations;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	changes in consumer spending, borrowing and saving habits;
•	technological changes;
•	our ability to increase market share and control expenses;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•
effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

S-iii

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the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected, including with respect to our recently-completed acquisition of certain assets and assumption of certain liabilities from Higher One;

•
material differences in the actual financial results of merger and acquisition activities compared with expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame, including with respect to our recently-completed acquisition of certain assets and assumption of certain liabilities from Higher One;

•	the number of existing student customers who transfer their accounts to BankMobile from one of Higher One's former bank partners;
•	material variances in the adoption rate of BankMobile's services by new students and/or the usage rate of BankMobile's services by current student customers compared to our expectations;
•	material variances in the number of BankMobile student accounts retained following graduation compared to our expectations;
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the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used;

•	our ability to implement changes to BankMobile's product and service offerings under current and future regulations and governmental policies;
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our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile's student-oriented business activities, which result from seasonal factors related to the higher-education academic year;

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our ability to implement our strategy regarding BankMobile, including with respect to our intent to sell or otherwise dispose of the BankMobile business in the future, depending upon market conditions and opportunities; and

•	BankMobile's ability to successfully implement its growth strategy and control expenses.
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our ability to implement our strategy regarding BankMobile, including with respect to our intent to sell or otherwise dispose of the BankMobile business in the future, depending upon market conditions and opportunities;

•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity; and
•	Customers Bank's ability to pay dividends to Customers Bancorp.
You are cautioned not to place undue reliance on any forward-looking statements made by the Company, which speak only as of the date they are made. We do not undertake any obligation to release publicly or otherwise provide any revisions to any forward-looking statements we may make, including any forward-looking financial information, to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Series F Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" sections contained in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading "Incorporation of Certain Documents by Reference" in this prospectus supplement.
Customers Bancorp, Inc.
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank. A member of the Federal Reserve System and with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service. At June 30, 2016, Customers Bancorp had total assets of $9.7 billion, including total loans, net of the allowance for doubtful accounts (including held-for-sale loans) of $8.4 billion, total deposits of $6.8 billion, and shareholders' equity of $681 million.
Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are incorporated herein or therein by reference.
All references in this prospectus supplement to "Customers Bancorp," "Customers," the "Company," "we," "us," "our," or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

Summary of the Offering

Issuer	Customers Bancorp, Inc.

Securities Offered
3,000,000 shares of our fixed-to-floating rate perpetual Series F Preferred Stock (or 3,450,000 shares if the underwriters exercise their option to purchase additional shares in full), with a liquidation preference of $25.00 per share. The Series F Preferred Stock is non-cumulative.

Maturity
The Series F Preferred Stock does not have a stated maturity date and will be perpetual unless redeemed at our option. Customers Bancorp is not required to redeem the Series F Preferred Stock. Holders of the Series F Preferred Stock have no right to require Customers Bancorp to redeem their shares of Series F Preferred Stock.

Ranking	Shares of the Series F Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up, respectively:

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senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to the Series F Preferred Stock with respect to such dividends and distributions;

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on parity with any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with our Series F Preferred Stock with respect to such dividends and distributions, including our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C ("Series C Preferred Stock"), our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D ("Series D Preferred Stock") and our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E ("Series E Preferred Stock"); and

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junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series F Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock.

Dividends
Dividends on the Series F Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will accrue and be payable on the liquidation preference amount of $25.00 per share, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on December 15, 2016, at a fixed rate per annum equal to 6.00% with respect to each dividend period from and including the original issue date to, but excluding, December 15, 2021 (the "fixed rate period"), and thereafter at a floating rate per annum equal to the three-month LIBOR on the related dividend determination date plus a spread of 4.762% per annum (the "floating rate period").

If our board of directors or a duly authorized committee of the board fails to declare a full dividend on the Series F Preferred Stock before the dividend payment date for any dividend period, the undeclared dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay the undeclared dividend for such dividend period, whether or not dividends on the Series F Preferred Stock are declared for any future dividend period or any other class or series of our capital stock.

So long as any Series F Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series F Preferred Stock, we may not, subject to certain important exceptions:

•	declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series F Preferred Stock as to dividend or liquidation rights;

•	repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series F Preferred Stock as to dividend or liquidation rights; or

•
repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series F Preferred Stock, including any shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as to dividend or liquidation rights.

See "Description of the Series F Preferred Stock—Priority of Dividends" in this prospectus supplement.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of the Series F Preferred Stock and any shares of capital stock ranking on a parity with the Series F Preferred Stock as to dividend rights ("dividend parity stock"), including any shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, dividends may be declared and paid upon shares of the Series F Preferred Stock and the dividend parity stock on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series F Preferred Stock and accrued dividends, including any accumulations, on any dividend parity stock bear to each other.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to the Series F Preferred Stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of the Series F Preferred Stock or dividend parity stock shall not be entitled to participate in any such dividend.

Our ability to pay dividends on the Series F Preferred Stock is subject to certain legal, regulatory and other prohibitions and other restrictions described under "Description of the Series F Preferred Stock—Dividends" in this prospectus supplement.

Dividend Payment Dates
The 15th day of March, June, September and December of each year, commencing on December 15, 2016. If any dividend payment date applicable to the fixed rate period is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment. If any dividend payment date applicable to the floating rate period is not a business day, then the dividend payment date will be postponed to the next succeeding business day, and dividends will accrue to, but exclude the next succeeding business day.

Redemption
On or after December 15, 2021, the Series F Preferred Stock may be redeemed at our option on any dividend payment date, in whole or in part, from time to time, at a redemption price equal to $25.00 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends. The Series F Preferred Stock also may be redeemed at our option in whole, but not in part, within 90 days following the occurrence of a "regulatory capital treatment event," as described under "Description of the Series F Preferred Stock—Redemption" in this prospectus supplement at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends. The holders of the Series F Preferred Stock will not have the right to require us to redeem or repurchase their shares of Series F Preferred Stock.

Any redemption of the Series F Preferred Stock is subject to prior approval of the Federal Reserve.

Liquidation Rights
Upon Customers Bancorp's voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series F Preferred Stock are entitled to receive out of our assets that are available for distribution to shareholders, before any distribution is made to holders of common stock or other capital stock ranking junior to the Series F Preferred Stock as to liquidation rights, a liquidation distribution in the amount of $25.00 per share, plus any declared and unpaid dividends, to the date of the liquidation distribution, without regard to any undeclared dividends. Distributions will be made only to the extent of Customer Bancorp's assets that are available after satisfaction of all liabilities and obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series F Preferred Stock as to liquidation rights and pro rata as to any other shares of our capital stock ranking on a parity with the Series F Preferred Stock as to such distributions, if any, including any shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable.  After payment of the full amount of the liquidation distribution, holders of the Series F Preferred Stock shall not be entitled to any further participation in any distribution of Customers Bancorp's assets.

In any such distribution, if Customers Bancorp's assets are not sufficient to pay the liquidation preference in full to all holders of Series F Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidation distribution on parity with the Series F Preferred Stock, including any shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, the amounts paid to the holders of Series F Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders.

Preemptive and Conversion Rights	None.

Voting Rights
Holders of the Series F Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series F Preferred Stock and the issuance of capital stock ranking senior to the Series F Preferred Stock, in the case of certain dividend nonpayments, certain other fundamental corporate events and as otherwise provided by applicable law. See "Description of the Series F Preferred Stock—Voting Rights" in this prospectus supplement.

Listing
We intend to apply to list the shares of Series F Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol "CUBIPrF". If approved for listing,  trading of the Series F Preferred Stock on the NYSE is expected to commence within 30 days after the shares of  Series F Preferred Stock are first issued.

Tax Consequences
Any distribution with respect to the Series F Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when distributed to holders of shares of Series F Preferred Stock. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. For a discussion of certain material tax considerations relating to the Series F Preferred Stock, see "Certain United States Federal Income Tax Considerations" in this prospectus supplement.

Use of Proceeds
We expect to receive net proceeds from this offering of approximately $72,387,500 (or approximately $83,283,125 if the underwriters exercise their option to purchase additional shares of Series F Preferred Stock in full), after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Customers Bank. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds. See "Use of Proceeds" in this prospectus supplement.

Risk Factors
See "Risk Factors" beginning on page S-7 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Series F Preferred Stock.

Transfer Agent & Registrar	Computershare, Inc.

RISK FACTORS

An investment in the Series F Preferred Stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in the Series F Preferred Stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated herein by reference. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of the Series F Preferred Stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the "Cautionary Note Regarding Forward-Looking Statements" sections in this prospectus supplement and in the accompanying prospectus.

The shares of Series F Preferred Stock are equity securities and are subordinate to our existing and future indebtedness; certain of our future indebtedness may restrict the payment of dividends on the Series F Preferred Stock.

The shares of Series F Preferred Stock are equity interests in Customers Bancorp and do not constitute indebtedness of Customers Bancorp or any of our subsidiaries. As a result, the Series F Preferred Stock will rank junior to all of our and our subsidiaries' existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of the Series F Preferred Stock then outstanding.  Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the shares of Series F Preferred Stock (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board, (2) as a corporation, we are subject to restrictions on payments of dividends and any redemption price out of lawfully available funds and (3) as a bank holding company, our ability to declare and pay dividends is subject to the oversight of the Federal Reserve. In addition, the Series F Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Act.

As of June 30, 2016, our total consolidated liabilities, including indebtedness, were approximately $9.0 billion.  We may incur additional debt in the future.  Our future indebtedness may restrict the payment of dividends on the Series F Preferred Stock. In addition, the terms of the Series F Preferred Stock do not restrict our business or operations, nor do they restrict our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights of the Series F Preferred Stock described under "Description of the Series F Preferred Stock — Voting Rights" in this prospectus supplement.

Dividends on the Series F Preferred Stock are discretionary and non-cumulative.

Dividends on the Series F Preferred Stock are discretionary and are not cumulative. Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock such as the Series F Preferred Stock, dividends are payable only when, as and if authorized and declared by our board of directors or a duly authorized committee of the board.  Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, holders of the Series F Preferred Stock will not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue or be payable.  We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series F Preferred Stock or any other preferred stock we may issue.  If we do not declare and pay dividends on the Series F Preferred Stock, the market price of the shares of Series F Preferred Stock may decline.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on Series F Preferred Stock.

Additionally, when dividends are not paid in full upon the Series F Preferred Stock and any other securities we have issued or may issue that have dividend rights on parity with the Series F Preferred Stock, including any shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, all dividends declared upon the Series F Preferred Stock and such dividend parity securities, if any, will be declared on a proportional basis so that the respective amount of dividends declared per share will bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series F Preferred Stock for such dividend period and all parity stock for such dividend bear to each other. Therefore, if we are not paying full dividends on any outstanding dividend parity securities, we will not be able to pay full dividends on the Series F Preferred Stock. Currently, we have 2,300,000 shares of Series C Preferred Stock, 1,000,000 shares of Series D Preferred Stock and 2,300,000 shares of Series E Preferred Stock issued and outstanding, which have dividend rights on parity with the Series F Preferred Stock.

Our ability to declare and pay dividends is subject to statutory and regulatory prohibitions and other restrictions.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series F Preferred Stock. In particular, under the Federal Reserve's capital rules, dividends on the Series F Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments. The Federal Reserve's capital rules also include a capital conservation buffer, which is currently being phased in from January 1, 2016 through January 1, 2019. The buffer can only be satisfied with common equity Tier 1 capital. If our risk-based capital ratios do not satisfy minimum requirements plus the buffer amount, we will face graduated constraints on, among other things, capital distributions (including paying dividends on the Series F Preferred Stock) based on the amount of the shortfall. In addition, current and future regulatory capital initiatives could require us to hold greater amounts of capital, which could adversely affect our ability to pay dividends or may result in additional prohibitions and other limitations on our ability to pay dividends on the Series F Preferred Stock.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
Customers Bancorp, Inc. is a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal of and interest on our outstanding debt, is dividends from our banking subsidiary, Customers Bank. Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from Customers Bank to us would require notice to or approval of the applicable regulatory authority. There can be no assurances that we would receive such approval.

In addition, the Federal Reserve and the FDIC have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator's opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice.  Depending on the financial condition of Customers Bank, we may be deemed to be engaged in an unsafe or unsound practice if Customers Bank were to pay dividends. Federal Reserve policy generally requires insured banks only to pay dividends out of current operating earnings.

Payment of dividends could also be subject to regulatory limitations if Customers Bank became "under-capitalized" for purposes of the "prompt corrective action" regulations of the federal bank regulatory agencies.  See "Item 1, Business—Supervision and Regulation" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2015 for more information relating to federal and state regulations and rules that may limit the payment of dividends.

No assurances can be given that Customers Bank will, in any circumstances, pay dividends to us. If Customers Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make dividend payments to our common and preferred shareholders or principal and interest payments on our outstanding debt.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of Series F Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of preferred equity holders and creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, shares of the Series F Preferred Stock are effectively subordinated to all existing and future liabilities and any preferred equity of our subsidiaries. As of June 30, 2016, Customers Bank's total deposits and borrowings were approximately $6.8 billion and $2.1 billion, respectively. Our subsidiaries may incur additional debt and other liabilities and issue preferred stock in the future.

Investors should not expect us to redeem the Series F Preferred Stock when it first becomes redeemable at our option or on any particular date after it becomes redeemable, and our ability to redeem the Series F Preferred Stock will be subject to the prior approval of the Federal Reserve.

The Series F Preferred Stock is a perpetual equity security, meaning that the Series F Preferred Stock has no maturity date or mandatory redemption date and is not redeemable at the option of the holders of the Series F Preferred Stock. We may redeem the Series F Preferred Stock at our option, subject to regulatory approval, (1) either in whole or in part, from time to time, on any dividend payment date on or after December 15, 2021 or (2) in whole but not in part, within 90 days following a "regulatory capital treatment event," as described below under "Description of the Series F Preferred Stock—Redemption." Any determination we make at any time to propose a redemption of the Series F Preferred Stock will depend upon a number of factors, including our evaluation of our capital position, the composition of our shareholders' equity and general market conditions at that time.

Our right to redeem the Series F Preferred Stock is subject to any limitations established by the Federal Reserve. Under the Federal Reserve's risk-based capital rules applicable to bank holding companies, any redemption of the Series F Preferred Stock is subject to prior approval of the Federal Reserve. There can be no assurance that the Federal Reserve will approve any redemption of the Series F Preferred Stock that we may propose. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Accordingly, investors should not expect us to redeem the Series F Preferred Stock when it first becomes redeemable or on any particular date thereafter.  If we redeem the Preferred Stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar dividend rates or yields.

We may be able to redeem the Series F Preferred Stock before December 15, 2021, upon a regulatory capital treatment event.

In addition to our ability to redeem the Series F Preferred Stock in whole or in part on December 15, 2021, or any dividend payment date thereafter, we may redeem the Series F Preferred Stock in whole but not in part prior to December 15, 2021, upon the occurrence of certain events involving the capital treatment of the Series F Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a "regulatory capital treatment event," we may redeem the Series F Preferred Stock in whole but not in part. Such a redemption would be subject to the prior approval of the Federal Reserve.

If a "regulatory capital treatment event" occurs, we would have the right, subject to regulatory approval, to redeem the Series F preferred Stock at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends. See "Description of the Series F Preferred Stock — Redemption" in this prospectus supplement.

Holders of Series F Preferred Stock will have limited voting rights.

Holders of Series F Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series F Preferred Stock will have the right to vote in certain circumstances as described under "Description of the Series F Preferred Stock—Voting Rights." Voting rights will primarily exist in the event of non-payments of dividends under certain circumstances, authorizing classes or series of preferred stock senior to the Series F Preferred Stock and with respect to certain fundamental changes in the terms of the Series F Preferred Stock or as otherwise required by law. See "Description of the Series F Preferred Stock—Voting Rights."

To the extent that the Series F Preferred Stock is deemed to be voting securities for federal banking regulation purposes, certain regulatory restrictions and consequences may apply to holders of the Series F Preferred Stock, depending, among other things, on their ownership percentage and their regulatory status.

The dividend rate on the Series F Preferred Stock will vary commencing on December 15, 2021, and any dividends declared after that date may be less than the initial fixed annual rate of 6.00% in effect until December 15, 2021.

From and including the dividend payment date on December 15, 2021, the dividend rate of the Series F Preferred Stock will be a floating rate based on three-month LIBOR plus a spread of 4.762%. The floating rate may be volatile over time and could be substantially less than the fixed rate. This could result in holders of Series F Preferred Stock experiencing a decline in their receipt of distributions and also could cause a decline in the market price of the Series F Preferred Stock. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

General market conditions and unpredictable factors could adversely affect market prices for the Series F Preferred Stock.

There can be no assurance about the market prices for the Series F Preferred Stock. A variety of factors, many of which are beyond our control, could influence the market price of the Series F Preferred Stock, including:

•	whether we declare or fail to declare dividends on the Series F Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance financial condition and prospects of our competitors;

•	real or anticipated changes in the credit ratings assigned to the Series F Preferred Stock or our other securities;

•	our creditworthiness;

•	changes in interest rates and expectations regarding changes in rates;

•	our issuance of additional preferred equity;

•	the market for similar securities;

•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally; and

•	economic, financial, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

Accordingly, the shares of Series F Preferred Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price the investor paid for such Series F Preferred Stock, and their value may fluctuate significantly.

The Series F Preferred Stock may not have an active trading market.

The Series F Preferred Stock is a new issue of securities with no established trading market. Although we intend to apply to list the Series F Preferred Stock on the New York Stock Exchange, there is no guarantee that we will be able to list the shares of Series F Preferred Stock. Even if the Series F Preferred Stock is listed, there may be little or no secondary market for the Series F Preferred Stock, and if a secondary market develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.  In addition, because the Series F Preferred Stock does not have a stated maturity date, investors seeking liquidity in shares Series F Preferred Stock will be limited to selling their shares in the secondary market.

The Series F Preferred Stock may be junior or equal in rights and preferences to preferred stock we may issue in the future.

We currently have outstanding Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock that will rank equal to the Series F Preferred Stock.  We do not currently have outstanding preferred stock that ranks senior to the Series F Preferred Stock.  The Series F Preferred Stock, however, may rank junior to other preferred stock we may issue in the future that by its terms is expressly senior in rights and preferences to the Series F Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series F Preferred Stock is required to issue any shares of stock ranking senior in rights and preferences to the Series F Preferred Stock. The terms of any future preferred stock we may issue that is expressly senior to the Series F Preferred Stock may restrict dividend or liquidation payments on the Series F Preferred Stock. Unless dividends for all outstanding preferred stock expressly senior to the Series F Preferred Stock have been declared and paid in full or set aside for payment in full, we may be prohibited from declaring or paying dividends or making any other distributions on, and we may be prohibited from repurchasing, redeeming or otherwise acquiring, directly or indirectly, for consideration, shares of Series F Preferred Stock. This could result in dividends on the Series F Preferred Stock not being paid on any particular dividend payment date. In the event of any liquidation, dissolution or winding up of Customers Bancorp, the holders of the Series F Preferred Stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up.  In addition, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will rank equally to the Series F Preferred Stock with respect to the payment of dividends or upon liquidation as to liquidation payments, and, we may, in the future, issue one or more new series of preferred stock that ranks equally to the Series F Preferred Stock with respect to the payment of dividends or upon liquidation as to liquidation payments.

Additional issuances by us of preferred stock or securities convertible into or exchangeable for preferred stock do not generally require the approval of holders of Series F Preferred Stock and could adversely affect holders of Series F Preferred Stock.

We may, in the future, determine that it is advisable or necessary to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our articles of incorporation authorize our board of directors to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our shareholders, including issuing additional shares of Series F Preferred Stock. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, redemption provisions and preferences over the Series F Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. Although the approval of holders of two-thirds of the then-outstanding shares of the Series F Preferred Stock will be required to issue any equity security ranking senior in rights and preferences to the Series F Preferred Stock, if we issue preferred stock in the future that has preference over, or is equal in preference to, the Series F Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series F Preferred Stock, the rights of holders of the Series F Preferred Stock or the market price of the Series F Preferred Stock could be adversely affected. The market price of the shares of Series F Preferred Stock could decline as a result of issuance of these securities, as well as other sales of a large block of shares of Series F Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur.  Holders of the Series F Preferred Stock are not entitled to preemptive rights or other protections against dilution.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.  Thus, holders of the shares bear the risk that our future offerings will reduce the market price of the shares and dilute their ownership of the Series F Preferred Stock.

The Series F Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series F Preferred Stock, and the Series F Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series F Preferred Stock or that we may elect to obtain a rating of our Series F Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series F Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered, placed on a watchlist or withdrawn, could adversely affect the market for or the market value of the Series F Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series F Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series F Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series F Preferred Stock.

An investment in the Series F Preferred Stock is not an FDIC insured deposit.

The shares of Series F Preferred Stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience loss with respect to your investment.

USE OF PROCEEDS

We estimate that net proceeds to us from the sale of the Series F Preferred Stock in this offering will be approximately $72,387,500, or approximately $83,283,125 if the underwriters exercise their option to purchase additional shares of Series F Preferred Stock from us in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds for general corporate purposes, which may include working capital and the funding of organic growth at Customers Bank. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.  This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

	Six Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	4.54x	4.78x	4.90x	5.51x	16.33x	53.69x	10.00x
Including interest on deposits	2.51x	2.50x	2.53x	2.65x	3.07x	2.66x	1.26x

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2016 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of the Series F Preferred Stock and the application of the net proceeds as described in "Use of Proceeds," assuming the underwriters do not exercise their option to purchase additional shares of Series F Preferred Stock. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes to those statements, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2016
	Actual	As Adjusted
	(unaudited)
	(dollars in thousands)
Cash and cash equivalents	$302,796	$375,184

Total Debt:
6.375% Senior Notes due 2018(1)	62,032	62,032
4.625% Senior Notes due 2019(1)	24,758	24,758
Fixed-to-Floating Subordinated Notes due 2029(1)	108,734	108,734
Other borrowings	1,967,900	1,967,900
Total Debt:	$2,163,424	$2,163,424

Shareholders' equity:
Preferred stock; 100,000,000 shares authorized, 2,300,000 shares of Series C
Preferred Stock, par value $1.00 per share, 1,000,000 shares of Series D
Preferred Stock, par value $1.00 per share and 2,300,000 shares of Series E
Preferred Stock, par value $1.00 per share issued and outstanding (actual);
2,300,000 shares of Series C Preferred Stock, par value $1.00 per share,
1,000,000 shares of Series D Preferred Stock, par value $1.00 per share,
2,300,000 shares of Series E Preferred Stock, par value $1.00 per share and
3,000,000 shares of Series F Preferred Stock, par value $1.00 per share issued and outstanding (as adjusted)(2)
	135,270	207,658
Common stock, par value $1.00 per share; 200,000,000 shares authorized, 27,817,093 shares issued and 27,286,833 shares outstanding (actual and as adjusted)	27,817	27,817
Additional paid-in capital	367,843	367,843
Retained earnings	158,292	158,292
Accumulated other comprehensive loss, net	(427)	(427)
Treasury stock, at cost; 530,260 shares at June 30, 2016	(8,233)	(8,233)
Total shareholders' equity	$680,562	$752,950

Total regulatory capital (Tier 1 and Tier 2)	$808,127	$880,515
Regulatory capital ratios:
Common equity Tier 1	6.815%	6.815%
Tier 1 capital ratio	8.560%	9.493%
Total risk-based capital ratio	10.419%	11.353%
Tier 1 leverage ratio	7.143%	7.922%
__________
(1)  The 6.375% Senior Notes due 2018 and 4.625% Senior Notes due 2019 were issued by Customers Bancorp. The Fixed-to-Floating Subordinated Notes due 2029 were issued by Customers Bank and currently bear interest at an annual fixed rate of 6.125%; from and including June 26, 2024, the Fixed-to-Floating Subordinated Notes due 2029 will bear an annual interest rate equal to the three-month LIBOR rate plus 344.3 basis points through their maturity date or early redemption.

(2) Net proceeds to Customers Bancorp, after underwriting discounts and commissions and estimated offering expenses payable by us.

DESCRIPTION OF THE SERIES F PREFERRED STOCK

The following description of our Series F Preferred Stock is a summary, and to the extent inconsistent with the description of our preferred stock included in the accompanying prospectus, this summary supersedes that description. This summary is not complete and is qualified in its entirety by reference to the complete text of our articles of incorporation, as amended (including our Statement with Respect to Shares filed in connection with the creation and designation of the Series F Preferred Stock), and our bylaws, copies of which are available upon request from us, and the applicable provisions of the Pennsylvania Business Corporation Law and federal laws governing bank holding companies.

General

Under our articles of incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, and our board of directors is authorized to establish the rights and privileges with respect to one or more classes or series of preferred stock that we may issue. As of the date hereof, there are 2,300,000 shares of our Series C Preferred Stock, 1,000,000 of our Series D Preferred Stock and 2,300,000 shares of our Series E Preferred Stock issued and outstanding.

Prior to the issuance of the Series F Preferred Stock, we will file with the Pennsylvania Secretary of State a Statement with Respect to Shares, which will have the effect of amending our existing articles of incorporation to establish the terms of the Series F Preferred Stock. The Statement with Respect to Shares will initially authorize 3,450,000 shares of Series F Preferred Stock. We may, without notice to or the consent of holders of the Series F Preferred Stock, issue additional shares of Series F Preferred Stock from time to time. We are offering 3,000,000 shares of the Series F Preferred Stock, or 3,450,000 shares if the underwriters exercise their option to purchase additional shares of Series F Preferred Stock in full, in connection with this offering.

We will generally be able to pay dividends and distributions upon our liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity and other senior claims). When the shares of Series F Preferred Stock are issued in connection with the offering contemplated by this prospectus supplement, such shares will be fully paid and non-assessable when issued, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series F Preferred Stock.

Holders of Series F Preferred Stock will not have preemptive or subscription rights to acquire more stock of Customers Bancorp. The Series F Preferred Stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock. The Series F Preferred Stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for their repurchase, redemption or retirement and will be perpetual unless redeemed at our option.

Ranking

Shares of the Series F Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up, respectively:

•	senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series F Preferred Stock;
•
on parity with, or equally to, with any class or series of our capital stock expressly stated to be on parity with the Series F Preferred Stock, including our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and

•
junior to any class or series of our capital stock expressly stated to be senior to the Series F Preferred Stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series F Preferred Stock).

Dividends

Dividends on shares of the Series F Preferred Stock are discretionary and will not be cumulative. Holders of the Series F Preferred Stock will be entitled to receive, if, when and as declared by our board of directors, or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends from the original issue date (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date, quarterly in arrears on the 15th day of March, June, September and December of each year (each such date being referred to herein as a "dividend payment date"), commencing on December 15, 2016. Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference amount of $25.00 per share at a rate per annum equal to 6.00% with respect to each dividend period from and including the original issue date to, but excluding, December 15, 2021 (the "fixed rate period"), and thereafter at a rate per annum equal to the three-month LIBOR (as defined below) on the related dividend determination date plus a spread of 4.762% per annum (the "floating rate period").  In the event that we issue additional shares of Series F Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series F Preferred Stock.

Dividends will be payable to holders of record of Series F Preferred Stock as they appear on our books on the applicable record date (each such date being referred to herein as a "dividend record date"), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors, or any duly authorized committee of the board, that is not less than 15 calendar days or more than 30 calendar days before the applicable dividend payment date.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series F Preferred Stock and will end on and exclude the December 15, 2016 dividend payment date. Any dividend payable on shares of the Series F Preferred Stock for any dividend period during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends for the initial dividend period will be calculated from the original issue date. Any dividend payable on shares of the Series F Preferred Stock for any dividend period during the floating rate period will be computed on the basis of a 360-day year and the actual number of days elapsed in such dividend period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date applicable to the fixed rate period is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment. If any dividend payment date applicable to the floating rate period is not a business day, then the dividend payment date will be postponed to the next succeeding business day and dividends will accrue to, but exclude the next succeeding business day.

For any dividend period during the floating rate period, three-month LIBOR (the London interbank offered rate) shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period (which we refer to as the "dividend determination date") in the following manner:

(i)
Three-month LIBOR will be the rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page "LIBOR01", or any successor page, as of 11:00 a.m., London time, on that dividend determination date.

(ii)
If no offered rate appears on Reuters screen page "LIBOR01", or any successor page, on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period, or, in the case of the first floating rate period, the most recent rate that could have been determined had the floating rate period been applicable prior to the first floating rate period.

The calculation agent then will add three-month LIBOR as determined on the dividend determination date and any applicable spread.

The calculation agent will be appointed prior to the first dividend payment date on December 15, 2016. The calculation agent's determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at our principal offices, will be made available to any holder of Series F Preferred Stock upon request and will be final and binding in the absence of manifest error.

 The term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. The term "London business day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

Dividends on shares of the Series F Preferred Stock will not be cumulative. Accordingly, if our board of directors, or a duly authorized committee of the board, does not declare a full dividend on the Series F Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series F Preferred Stock are declared for any future dividend period.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series F Preferred Stock. Dividends on the Series F Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series F Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.  The Federal Reserve and the FDIC also have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator's opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice.  Federal Reserve policy also states that dividends on capital stock should be paid from current earnings.

As a Pennsylvania corporation, our payment of cash dividends is also subject to the restrictions under Pennsylvania law on the declaration of cash dividends. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after paying such a cash dividend or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights.

Priority of Dividends

The Series F Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series F Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series F Preferred Stock with respect to dividends, including the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, we may not pay any dividends on the Series F Preferred Stock or repurchase, redeem or otherwise acquire for consideration any shares of Series F Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem or otherwise acquire for consideration, the Series F Preferred Stock. As of the date hereof, there are 2,300,000 shares of our Series C Preferred Stock, 1,000,000 shares of our Series D Preferred Stock and 2,300,000 shares of our Series E Preferred Stock issued and outstanding.

So long as any share of Series F Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series F Preferred Stock:

•
no dividend or distribution shall be declared, paid or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any rights under any such plan); and

•
no junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•
no parity stock, including the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date  upon the shares of the Series F Preferred Stock and any shares of parity stock, including the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, all dividends declared upon the Series F Preferred Stock and all such parity stock payable on such dividend payment date  shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series F Preferred Stock and all parity stock payable on such dividend payment date bear to each other.

As used in this prospectus supplement, "junior stock" means our common stock and any other class or series of our capital stock over which the Series F Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Customers Bancorp. Junior stock includes our common stock.

As used in this prospectus supplement, "parity stock" means any other class or series of our capital stock that ranks equally with the Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Customers Bancorp. Parity stock includes our Series C Preferred Stock,  Series D Preferred Stock and Series E Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series F Preferred Stock or parity stock shall not be entitled to participate in any such dividend.

Redemption

The Series F Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series F Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series F Preferred Stock.

We may, at our option, redeem the Series F Preferred Stock (1) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2021, or (2) in whole but not in part at any time within 90 days following a "regulatory capital treatment event," in each case at a price equal to $25.00 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on the Series F Preferred Stock prior to the date fixed for redemption, which we refer to as the redemption date. Investors should not expect us to redeem the Series F Preferred Stock on or after the date it becomes redeemable at our option.

We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series F Preferred Stock as "Additional Tier 1" capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A "regulatory capital treatment event" means the good faith determination by us that, as a result of any:

•
amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series F Preferred Stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series F Preferred Stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series F Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $25.00 per share of the Series F Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series F Preferred Stock is outstanding.

Under regulations applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve. Under such regulations, unless the Federal Reserve authorizes us to do otherwise in writing, we may not redeem the Series F Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with its risk.

If shares of the Series F Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series F Preferred Stock to be redeemed, either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series F Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of the Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series F Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable and permitted by the rules of any national securities exchange on which the Series F Preferred Stock is listed.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series F Preferred Stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities or obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series F Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of our business and affairs, and before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series F Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up, an amount per share equal to the fixed liquidation preference of $25.00 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series F Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series F Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidation distribution on parity with the Series F Preferred Stock, including the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the amounts paid to the holders of Series F Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series F Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series F Preferred Stock has been paid in full to all holders of Series F Preferred Stock and the liquidation preference per share of any other capital stock ranking on parity with the Series F Preferred Stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series F Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

The Series F Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Act.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as provided below and as determined by our board of directors, or a duly authorized committee thereof, the holders of the Series F Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series F Preferred Stock, or any parity stock upon which similar voting rights have been conferred ("special voting preferred stock"), shall have not been declared and paid for an aggregate amount equal to the amount of dividends payable on the Series F Preferred Stock as contemplated herein for six or more quarterly dividend payments, whether or not for consecutive dividend periods (which we refer to as a "nonpayment"), the holders of the Series F Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the "preferred directors") provided that our board of directors shall at no time include more than two preferred directors. In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series F Preferred Stock, a special meeting of the holders of Series F Preferred Stock and such special voting preferred stock for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid on the Series F Preferred Stock and such special voting preferred stock for at least four consecutive quarterly dividend periods following the nonpayment.

If and when full dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment on the Series F Preferred Stock and such special voting preferred stock, the holders of the Series F Preferred Stock and such special voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and the term of office of each preferred director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.

Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series F Preferred Stock and such special voting preferred stock, voting together as a class, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by the written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series F Preferred Stock and such special voting preferred stock, voting together as a class, to serve until the next annual meeting of shareholders. The preferred directors shall each be entitled to one vote per director on any matter.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a "controlling influence" over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the Series F Preferred Stock are considered "voting securities" currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

So long as any shares of Series F Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our articles of incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series F Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:

•
authorize, create, issue or increase the authorized amount of any class or series of our capital stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution or winding-up, or issue any obligation or security convertible into or exchangeable for evidencing the right to purchase any such class or series of our capital stock;

•
amend, alter or repeal the provisions of our articles of incorporation, including the Statement with Respect to Shares creating the Series F Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole; or

•
consummate a binding share-exchange or reclassification involving the Series F Preferred Stock, or sale, conveyance, exchange or transfer of all or substantially all of our assets or business or a merger or consolidation of us with or into another entity, unless in each case, the shares of the Series F Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges and rights of the Series F Preferred Stock, taken as a whole.

When determining the application of the voting rights described in this section, the authorization, creation and issuance, or an increase in the authorized or issued amount of, junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, shall not be deemed to materially and adversely affect the special powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series F Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series F Preferred Stock to effect such redemption.

Transfer Agent and Registrar

Computershare, Inc. will be the transfer agent, registrar, dividend disbursement agent and redemption agent for the Series F Preferred Stock. We will appoint a calculation agent with respect to the Series F Preferred Stock prior to the first dividend payment due on December 15, 2016.

Other Preferred Stock

Under our articles of incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, and our board of directors is authorized to establish the rights and privileges with respect to one or more classes or series of preferred stock that we may issue.

As of the date of this prospectus supplement, and as described in "Description of Preferred Stock" in the accompanying prospectus, our board of directors previously authorized and we issued five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A, or Series A Preferred, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or Series B Preferred, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, or Series C Preferred, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or Series D Preferred and Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, or Series E Preferred.   All of the shares designated as Series A Preferred and all of the shares designated as Series B Preferred were issued on September 17, 2011 and all of these shares of Series A Preferred and Series B Preferred were subsequently repurchased by us on December 28, 2011 and are no longer outstanding. The shares of Series A Preferred and Series B Preferred have been canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors. All of the shares designated as Series C Preferred were issued on May 18, 2015 and remain issued and outstanding as of the date of this prospectus supplement.  All of the shares designated as Series D Preferred were issued on January 29, 2016 and remain issued and outstanding as of the date of this prospectus. All of the shares designated as Series E Preferred were issued on April 28, 2016 and remain issued and outstanding as of the date of this prospectus supplement.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the U.S. federal income tax considerations related to the acquisition, ownership, and disposition of shares of Series F Preferred Stock acquired pursuant to this offering. It is not a complete analysis of all the potential tax considerations relating to the Series F Preferred Stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, and administrative and judicial interpretations, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, any ruling from the Internal Revenue Service ("IRS"), or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.

This summary is limited to beneficial owners of Series F Preferred Stock that will hold shares of Series F Preferred Stock as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to holders' particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers and dealers in securities or commodities;

•	expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	persons that will hold the Series F Preferred Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the Series F Preferred Stock under the constructive sale provisions of the Code;

•	persons that will hold the Series F Preferred Stock in an individual retirement account, 401(k) plan or similar tax-favored account; or

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Series F Preferred Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold Series F Preferred Stock or a partner of such a partnership, you are urged to consult your own tax advisor regarding the tax consequences to you of holding the Series F Preferred Stock.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your own tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

United States Holders

This subsection describes the tax considerations for a United States holder. You are a United States holder if you are a beneficial owner of a Series F Preferred Stock and you are:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the supervision of a court within the United States, if one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a "United States person."

Dividends on Series F Preferred Stock

Distributions to a United States holder with respect to Series F Preferred Stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, it will be treated as a non-taxable return of capital that will be applied against and reduce (but not below zero) the United States holder's adjusted tax basis in the Series F Preferred Stock. Any remaining excess will be treated as gain from the sale or exchange of the Series F Preferred Stock under "Sale, Exchange or Other Taxable Disposition of Series F Preferred Stock," below.

Distributions constituting dividends paid to corporate United States holders will generally qualify for a dividends received deduction, provided that certain conditions are met. Under current law, and subject to certain exceptions for short-term and hedged positions, distributions constituting dividends received by individual and other non-corporate United States holders will generally constitute "qualified dividend income," which will generally be subject to U.S. federal income tax at the lower rates applicable to long-term capital gains, provided that certain holding period and other requirements are met. You are urged to consult your own tax advisor concerning the applicability of these rules to your particular circumstances.

Sale, Exchange or Other Taxable Disposition of Series F Preferred Stock

A United States holder will generally recognize capital gain or loss on a sale, exchange or other taxable disposition (other than a redemption) of the Series F Preferred Stock equal to the difference between the amount realized upon the disposition and such United States holder's adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the United States holder's holding period for the Series F Preferred Stock sold or exchanged is more than one year. Long-term capital gains of certain non-corporate United States holders, including individuals, generally are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Redemptions of Series F Preferred Stock

The tax treatment accorded to any redemption by us (as distinguished from a sale, exchange or other taxable disposition) of our Series F Preferred Stock to a United States holder can only be determined on the basis of the particular facts as to each United States holder of our Series F Preferred Stock at the time of redemption.

In general, a United States holder of our Series F Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the United States holder of such Series F Preferred Stock upon the redemption and such United States holder's adjusted tax basis in the shares of Series F Preferred Stock redeemed (provided the shares of Series F Preferred Stock are held as a capital asset) if such redemption (i) results in a "complete termination" of the United States holder's interest in all classes of our shares under Section 302(b)(2) or (3) of the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the United States holder of the Series F Preferred Stock under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the Series F Preferred Stock being redeemed, but also such United States holder's ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The United States holder of our Series F Preferred Stock also must under certain circumstances take into account any such securities (including options) which are considered to be owned by such United States holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series F Preferred Stock will be treated as a distribution on our shares and will be taxable as described under the caption "Dividends on Series F Preferred Stock" above. If a redemption of the Series F Preferred Stock is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed and remaining shares of Series F Preferred Stock.

Medicare Tax

Certain United States holders who are individuals, estates, or trusts are subject to a 3.8% Medicare tax on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year (undistributed net investment income in the case of an estate or trust) and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A United States holder's net investment income generally includes its dividend income and its net gains from the disposition of Series F Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series F Preferred Stock.

Information Reporting and Backup Withholding on United States Holders

In general, information reporting requirements will apply to payments of dividends and the proceeds of certain sales and other taxable dispositions (including redemptions) of the Series F Preferred Stock unless you are an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis.

Non-United States Holders

This subsection describes certain of the tax considerations for a non-United States holder. You are a non-United States holder if you are the beneficial owner of Series F Preferred Stock that is an individual, corporation, estate or trust and that is not a United States holder.

Dividends on Series F Preferred Stock

Distributions to a non-United States holder with respect to Series F Preferred Stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, it will be treated as a non-taxable return of capital that will be applied against and reduce (but not below zero) the non-United States holder's adjusted tax basis in the Series F Preferred Stock. Any remaining excess will be treated as gain from the sale or exchange of the Series F Preferred Stock and will be treated as described under "Taxation of Capital Gain on Sale, Exchange or Other Taxable Disposition of Series F Preferred Stock" below.

Dividends (including any redemption proceeds treated as a dividend for U.S. federal income tax purposes as discussed above under "United States Holders—Redemptions of Series F Preferred Stock") paid to a non-United States holder that are not effectively connected with the non-United States holder's conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-United States holder that wishes to claim the benefit of a reduced withholding rate under an applicable income tax treaty generally will be required to (i) complete IRS Form W-8BEN-E in the case of holders that are entities or IRS Form W-8BEN in the case of holders that are individuals (or other applicable form) and certify under penalties of perjury that such non-United States holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if shares of our Series F Preferred Stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms may need to be periodically updated. A non-United States holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-United States holders are urged to consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-United States holder's conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-United States holder in the United States, are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person, and are not subject to withholding of U.S. federal income tax, provided that the non-United States holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any such effectively connected dividends (and, if required, dividends attributable to a United States permanent establishment or fixed base) received by a non-United States holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Taxation of Capital Gain on Sale, Exchange or Other Taxable Disposition of Series F Preferred Stock

Any gain recognized by a non-United States holder on a sale, exchange or other taxable disposition of Series F Preferred Stock (excluding any redemption proceeds treated as a dividend for U.S. federal income tax purposes as discussed above under "United States Holders—Redemptions of Series F Preferred Stock") generally will not be subject to U.S. federal income tax, unless: (i) the gain is effectively connected with the conduct of a trade or business of the non-United States holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States of the non-United States holder), (ii) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation," or USRPHC, for U.S. federal income tax purposes and the non-United States holder is not eligible for an exemption under an applicable income tax treaty. However, even if we are a USRPHC, the non-United States holder generally will not be subject to U.S. federal income tax, if (x) our Series F Preferred Stock are regularly traded on an established securities market and (y) the non-United States holder did not hold, directly or constructively, at any time during the shorter of the five-year period ending on the date of disposition and the period that the non-United States holder held the Series F Preferred Stock, more than 5% of the Series F Preferred Stock. We believe that we have not been, are not currently, and, although there can be no assurance, do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Any gain recognized by a non-United States holder that is described in clause (i) of the preceding paragraph generally will be subject to tax at the U.S. federal income tax rates generally applicable to a U.S. person, and such non-United States holder will be required to file a U.S. tax return. Such non-United States holders are urged to consult their own tax advisors regarding the possible application of these rules. Any gain of a non-United States holder classified as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. An individual non-United States holder that is described in clause (ii) of the preceding paragraph generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S.-source capital gain derived from the disposition, which may be offset by U.S. source capital losses during the taxable year of the disposition.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-United States holder of our Series F Preferred Stock the amount of dividends paid to such non-United States holder and the tax, if any, withheld with respect to those dividends. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-United States holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to the proceeds from sales and other dispositions of the Series F Preferred Stock to or through the U.S. office (and in certain cases, the foreign office) of a broker.

Under some circumstances, Treasury Regulations require backup withholding of U.S. federal income tax, currently at a rate of 28%, on reportable payments with respect to our Series F Preferred Stock. A non-United States holder generally may eliminate the requirement for information reporting (other than in respect to dividends, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-United States holder's U.S. federal income tax liability, if any, and may entitle such non-United States holder to a refund, provided that certain required information is timely furnished to the IRS. Non-United States holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Federal Estate Tax

The Series F Preferred Stock owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death generally will be included in such person's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Additional FATCA Withholding

The Foreign Account Tax Compliance Act provisions of the Code, generally referred to as FATCA, impose a U.S. federal withholding tax of 30% on certain payments to "foreign financial institutions" (which are broadly defined for this purpose and generally include investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. In general, no such withholding will be required with respect to a U.S. person or non-U.S. individual that timely provides a tax certification on a valid IRS Form W-9 or W-8, respectively. Under final Treasury Regulations and other IRS guidance, these rules generally apply to dividends paid on the Series F Preferred Stock and to gross proceeds from the sale or other disposition of the Series F Preferred Stock, but only in the case of sales or dispositions occurring on or after January 1, 2019. Prospective non-United States holders should consult their own tax advisors regarding the implications of FATCA on their investment in our Series F Preferred Stock.

The discussion of United States federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Prospective purchasers of Series F Preferred Stock are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Series F Preferred Stock, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our Series F Preferred Stock by employee benefit plans that are subject to Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA ("ERISA plans"), plans, individual retirement accounts, Keogh plans and other arrangements that are subject to Section 4975 of the Code ("Code plans"); plans other than ERISA or Code plans subject to any federal, state, local, non-U.S. or other laws, rules, or regulations that are similar to such provisions of ERISA and the Code, which we refer to collectively as similar laws ("Similar plans"); and entities whose underlying assets are considered to include "plan assets" of such ERISA plans and/or Code plans by reason of the investments by such ERISA and Code plans in such entities ("Plan Asset Entities"); all of which we refer to collectively as plans.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, which we refer to collectively as an ERISA plan, and prohibit certain transactions involving the assets of an ERISA plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who has or exercises any discretionary authority or control over the administration of such an ERISA plan or the management or disposition of the assets of such an ERISA plan, or who renders investment advice for a fee or other compensation to such an ERISA plan, is generally considered to be a fiduciary of the ERISA plan.

In considering an investment in our Series F Preferred Stock of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to the fiduciary's duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Prohibited Transaction and Related Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans and Plan Asset Entities from engaging in certain specified transactions involving plan assets with persons who are parties in interest within the meaning of Section 3(14) of ERISA or disqualified persons within the meaning of Section 4975 of the Code with respect to the plan, which we refer to as parties in interest. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans, as defined in Section 3(32) of ERISA and Section 414(d) of the Code, certain church plans, as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made, and plans maintained outside the U.S. primarily for nonresident aliens (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under similar laws.

The acquisition or holding of our Series F Preferred Stock by an ERISA plan or a Plan Asset Entity with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, unless shares of our Series F Preferred Stock are acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, our Series F Preferred Stock may not be purchased or held by any plan or any person investing plan assets of any plan, unless the purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, or PTCE, such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or the purchase and holding of our Series F Preferred Stock is not prohibited on some other basis, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. Each person who acquires or holds our Series F Preferred Stock, or any interest therein, will be deemed to have represented that such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

UNDERWRITING

Morgan Stanley & Co. LLC and UBS Securities LLC are acting as joint book-running managers and representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series F Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	1,125,000
UBS Securities LLC	1,125,000
FBR Capital Markets & Co.	300,000
Keefe, Bruyette & Woods, Inc.	300,000
Boenning & Scattergood, Inc.	150,000
Total	3,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series F Preferred Stock sold under the underwriting agreement if any of the shares of Series F Preferred Stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have granted to the underwriters a 30-day option to purchase up to an additional 450,000 shares of Series F Preferred Stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions.  If any shares are purchased pursuant to this option, the underwriters will, severally but not jointly, purchase shares in approximately the same proportions as set forth in the above table.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We expect to deliver the shares of Series F Preferred Stock against payment for the shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the shares of Series F Preferred Stock ("T + 5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the shares initially will settle in T + 5, to specify alternative settlement arrangements to prevent a failed settlement.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares of Series F Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share of Series F Preferred Stock. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $0.45 per share of Series F Preferred Stock to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per share and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of Series F Preferred Stock.

	No Exercise	Full Exercise
Per share	$ 0.7875	0.7875
Total	$ 2,362,500	2,716,875

Expenses of this offering, not including the underwriting discount, are estimated at $250,000 and are payable by us.

No Sales of Similar Securities

We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and UBS Securities LLC on behalf of the Underwriters, we will not, during the period ending 30 days after the date of this prospectus supplement, offer, sell, pledge, contract to sell, sell or grant any option, right or warrant to purchase, make any short sale or otherwise dispose of any of our securities, or any securities that are exchangeable for or convertible into our securities, in each case, in the judgment of Morgan Stanley & Co. LLC and UBS Securities LLC are substantially similar to the Series F Preferred Stock.

New York Stock Exchange Listing

The shares of Series F Preferred Stock are a new issue of securities with no established trading market. We plan to apply to have the shares listed on the New York Stock Exchange, or NYSE, under the symbol "CUBIPrF". If the application is approved, trading of the shares of Series F Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial delivery of the shares. The underwriters have advised us that they intend to make a market in the shares of Series F Preferred Stock before commencement of trading on the NYSE. They will have no obligation to make a market in the shares, however, and may cease market-making activities, if commenced, at any time. An active trading market on the NYSE for the shares of Series F Preferred Stock may not develop or, even if one develops, may not last, in which case the liquidity and market price of the shares could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer shares of Series F Preferred Stock at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the shares of Series F Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our shares of Series F Preferred Stock. However, the representatives may engage in transactions that have the effect of stabilizing the price of the shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell our shares of Series F Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our shares of Series F Preferred Stock shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are sales in excess of the option to purchase additional shares of Series F Preferred Stock. The underwriters must close out any naked short position by purchasing shares of Series F Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our shares of Series F Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the shares of Series F Preferred Stock or preventing or retarding a decline in the market price of the shares of Series F Preferred Stock. As a result, the price of the shares of Series F Preferred Stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued at any time.  The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of Series F Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Series F Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory and investment banking services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The underwriters intend to offer the shares of Series F Preferred Stock for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the shares of Series F Preferred Stock for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of any Series F Preferred Stock which is the subject of the offering contemplated by this prospectus supplement may not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series F Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of  the Prospectus Directive.

Each purchaser of Series F Preferred Stock described in this prospectus supplement located within a relevant Member State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Series F Preferred Stock to the public" in relation to any Series F Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series F Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Series F Preferred Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2010/73/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are qualified investors as defined in the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) high net worth entities and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in only with, relevant persons.

VALIDITY OF SECURITIES

The validity of the Series F Preferred Stock offered hereby will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the Underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

Our audited consolidated financial statements as of December 31, 2015 and 2014, and for each of the three  years in the period ended December 31, 2015,  and management's assessment of effectiveness of internal controls over financial reporting as of December 31, 2015 incorporated by reference in this prospectus supplement have been so  incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The abbreviated Statement of Assets Acquired and Liabilities Assumed as of June 15, 2016 and the abbreviated Statements of Revenues and Direct Expenses for the years ended December 31, 2015, 2014 and 2013 relating to the Disbursement business of Higher One, Inc. and Higher One Holdings, Inc., appearing in our amended Current Report on Form 8-K/A dated August 5, 2016 and incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 5, 2015;

•	Our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Shareholders filed with the SEC on April 1, 2016;

•	Our Definitive Additional Soliciting Materials relating to our 2016 Annual Meeting of Shareholders filed with the SEC on April 1, 2016, April 13, 2016 and May 6, 2016; and

•
Our Current Reports on Form 8-K filed with the SEC on January 22, 2016, January 25, 2016, January 29, 2016, April 13, 2016, April 22, 2016, April 28, 2016 (two filings), May 6, 2016, May 26, 2016, June 16, 2016, June 22, 2016, June 27, 2016, August 11, 2016 and September 8, 2016 and Form 8-K/A filed with the SEC on August 5, 2016.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Robert E. Wahlman, Corporate Secretary, Customers Bancorp, Inc., 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC's website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.customersbank.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have also filed a registration statement (No. 333-209760) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the Series F Preferred Stock. The registration statement may contain additional information that may be important to you.

PROSPECTUS
$250,000,000
Customers Bancorp, Inc.
Debt Securities
Voting Common Stock
Class B Non-Voting Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
 Units
We may offer and sell from time to time, in one or more transactions, up to $250,000,000 in aggregate offering amount of the securities listed above. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide the specific terms of the securities being offered, including the specific amounts, prices and other terms, in one or more supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements, together with the documents incorporated by reference, before you invest in any of these securities.

We may offer and sell these securities directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See "Plan of Distribution" for a further description of the manner in which we may sell the securities covered by this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol "CUBI." Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our securities involves risks. See "Risk Factors" on page 2 of this prospectus, as well as those risk factors contained in any prospectus supplement and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before investing in our securities.

None of the SEC, any state securities commission, the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under this shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the "Risk Factors" sections contained in this prospectus or the applicable prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading "Incorporation of Certain Documents by Reference" in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank. A member of the Federal Reserve System and with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers. At December 31, 2015, Customers Bancorp had total assets of $8.4 billion, including net loans (including held-for-sale loans) of $7.2 billion, total deposits of $5.9 billion, and shareholders' equity of $554 million.

Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus or any accompanying prospectus supplement, other than documents that we file with the SEC that are incorporated herein or therein by reference.

All references in this prospectus and any prospectus supplement to "Customers Bancorp," "Customers," the "Company," "we," "us," "our," or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated herein by reference, and any updates to those factors included in our Quarterly Reports on Form 10-Q for the quarters subsequent to December 31, 2015 or in other filings we make with the SEC. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. Also see the "Cautionary Note Regarding Forward-Looking Statements" sections in this prospectus and any prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "plan," "intend," or "anticipate" or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under "Risk Factors" in this prospectus, any prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference, and any updates to those factors included in our Quarterly Reports on Form 10-Q for the quarters subsequent to December 31, 2015 or in other filings we make with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.

In addition to the risks described under "Risk Factors" in this prospectus, any accompanying prospectus and the reports we file with the SEC under the Securities Exchange Act of 1934, as amended, important factors to consider and evaluate with respect to such forward-looking statements include:

•	changes in the external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including without limitation changes in capital requirements under Basel III;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	the timing of acquisition or investment transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities;
•	our failure to complete any or all of the transactions we have publicly announced on the terms contemplated;
•	local, regional and national economic conditions and events and the impact they may have on us and our customers;
•
costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;

•	our ability to attract deposits and other sources of liquidity;
•	changes in the financial performance and/or condition of our borrowers;
•	changes in the level of non-performing and classified assets and charge-offs;
•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
•	unforeseen challenges that may arise in connection with the consummation of our recently-announced transaction with Higher One;
•	inflation, interest rate, securities market and monetary fluctuations;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	changes in consumer spending, borrowing and saving habits;
•	technological changes;
•	our ability to increase market share and control expenses;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•
effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•
the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected, including with respect to our proposed acquisition of certain assets from Higher One;

•
material differences in the actual financial results of merger and acquisition activities compared with expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame, including with respect to our proposed acquisition of certain assets from Higher One;

•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity; and
•	Customers Bank's ability to pay dividends to Customers Bancorp.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

USE OF PROCEEDS

   Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities to fund our organic growth in a manner consistent with our growth strategy and for working capital and other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charge for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	5.52x	5.51x	16.33x	53.69x	10.73x
Including interest on deposits	2.65x	2.65x	3.07x	2.66x	1.26x

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges. For purposes of computing the ratios of earnings to fixed charges, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our historical ratio of earnings to fixed charges and preferred stock dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	4.90x	5.51x	16.33x	53.69x	10.00x
Including interest on deposits	2.53x	2.65x	3.07x	2.66x	1.26x

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, the common stock, the preferred stock, the depositary shares, the purchase contracts, the warrants and the units that we may offer and issue under this prospectus. The following summaries are not meant to be a complete description of each of these securities. This prospectus and any accompanying prospectus supplement describe the material terms for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference in this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general provisions of the debt securities we may offer and issue under this prospectus. The applicable prospectus supplement relating to a specific offer and issuance of debt securities by us will provide additional information regarding the terms of the debt securities. You should read any prospectus supplement related to the specific debt securities being offered and issued, as well as the provisions of the indenture and any supplemental indenture and the form of debt security relating to such series debt securities that provide the terms of such debt securities.
The debt securities offered and issued by this prospectus will be unsecured obligations of Customers, unless otherwise provided in the applicable prospectus supplement, and will be either senior or subordinated debt. Any debt securities we issue will be issued under an indenture between us and a trustee to be determined prior to the time of issuance, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank. We are a legal entity separate and distinct from Customers Bank. We rely primarily on dividends from Customers Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of debt securities should look only to our assets for payments of the debt securities.
General
The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities under the indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture.
Unless otherwise provided in a prospectus supplement, any senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under "—Subordination." In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under "—Subordination."

Because Customers Bancorp is a holding company, our rights and the rights of our creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Customers Bancorp is a creditor of the subsidiary. The right of our creditors, including holders of debt securities, to participate in the distribution of stock owned by Customers Bancorp in some of our subsidiaries, including our banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.
You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:

•	the title of the series;
•	any limit on the aggregate principal amount;
•	the principal payment dates;
•
the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and regular record dates;
•
the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

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whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

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whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder's option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

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whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities of ours, and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;
•
if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•
whether the principal of, any premium or interest on the debt securities will be payable, at our or the holder's election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•
in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•
any deletions from, modifications of or additions to the events of default or covenants of Customers Bancorp, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under "—Discharge, Defeasance and Covenant Defeasance" will be applicable to the debt securities;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and
•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.
Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.
Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.
Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.
Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Conversion and Exchange
The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder's option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.
Global Securities
The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination
Under the indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Customers Bancorp, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations (as defined below) has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the trustee in bankruptcy or other person making payment or distribution of the assets of Customers Bancorp for application to the payment of all Senior Indebtedness and Other Financial Obligations remaining unpaid until all Senior Indebtedness and Other Financial Obligations are paid in full.
The indenture does not limit the amount of Senior Indebtedness and Other Financial Obligations that we may incur. "Senior Indebtedness" means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

•	all obligations of ours for the repayment of borrowed or purchased money;
•	all obligations of ours for the deferred purchase price of property;

•	all of our capital lease obligations; and
•	all obligations of the type referred to in the immediately above of other persons that we have guaranteed or that is otherwise our legal liability.
Senior Indebtedness, however, does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.
"Other Financial Obligations" means all obligations of ours to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;
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derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts; and

•	similar financial instruments.
Other Financial Obligations, however, does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.
Events of Default, Waiver
An "Event of Default" with respect to a series of debt securities is defined in the indenture as:

•	default for 30 days in the payment of interest on any debt securities of that series;
•	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;
•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;
•	failure by us for 60 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;
•	certain events of bankruptcy or reorganization of Customers Bancorp; and
•	any other event of default provided in the applicable supplemental indentures or form of security.
With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Customers Bancorp), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Customers Bancorp occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.
With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of us occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the indenture. Accordingly, the trustee and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of Customers Bancorp. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the indenture occurs, the trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.
Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An event of default with respect to one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.
The indentures provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the indenture. The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.
No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee reasonable indemnity against expenses and liabilities.

The indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists.
Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. The indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	we have paid the principal, interest or other amounts payable under the debt securities of such series;
•	we have delivered to the trustee for cancellation all debt securities of such series; or
•
the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on our demand accompanied by an officers' certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.
Defeasance of a Series of Debt Securities at Any Time. We also may discharge all of our obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as "defeasance".
We may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called "covenant defeasance."
Defeasance or covenant defeasance may be effected only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•
no event of default with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

•	we deliver to the trustee an opinion of counsel to the effect that:
•
the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those beneficial owners' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

•
in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance
The indenture contains provisions permitting us and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;
•	reduce the principal amount of, interest on, or any other amounts due under any debt security;
•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;
•	change the currency or currency unit of payment of any debt security;
•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;
•	reduce any amount payable upon redemption of any debt security;
•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;
•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or
•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

The indenture also permits us and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.
Consolidations, Mergers and Sales of Assets
We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•
we are the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us; and

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.
There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.
Governing Law

The indenture and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, comprised of voting common stock and Class B non-voting common stock is a summary. This summary is not complete and is subject to the complete text of our articles of incorporation, as amended, and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read those documents carefully.

General

We are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, which is divided into three equal classes:

•	100,000,000 shares of voting common Stock, par value $1.00 per share;
•	100,000,000 shares of Class B non-voting common stock, par value $1.00 per share; and
•	100,000,000 shares of preferred stock.

Our board of directors has the authority to establish and divide the authorized and unissued shares of voting common stock and of Class B non-voting common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of March 11, 2016, there were 26,954,288 shares of voting common stock and no shares of Class B non-voting common stock issued and outstanding.

Our board of directors also has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class. As of March 11, 2016, there were 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C outstanding and 1,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D outstanding.

Our board of directors previously created two series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B. All shares of these two series of preferred stock were repurchased by us on December 28, 2011 and are no longer outstanding. The shares of these two series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of voting common stock or Class B non-voting common stock, with terms different from those of our existing common stock, at any time.

Voting Rights

The holders of shares of our voting common stock have the right to elect our board of directors and to act on such other matters as are required to be presented to them. Each holder of voting common stock is entitled to one vote per share. The holders of voting common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B non-voting common stock voting separately as a class. Otherwise, the holders of the Class B non-voting common stock have no voting power, and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of voting common stock.

Dividend Rights

The holders of our common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. In no event shall any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless the shares of our voting common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of our Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of our voting common stock shall only be entitled to receive shares of voting common stock.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

Authority Under Pennsylvania Business Corporation Law. Our board of directors has the authority to declare dividends on its common and preferred stock, subject to statutory and regulatory requirements. Pennsylvania law permits a business corporation such as us to pay dividends if, after giving effect to the dividend, it is able to pay its debts as they come due in the usual course of business, and its assets exceed its liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any preferential rights upon dissolution of shareholders whose preferential rights rank higher than the rights of the shareholders receiving the dividend. However, our ability to pay dividends will be restricted by banking laws and Customers Bank's ability to pay dividends to Customers Bancorp.

Federal Bank Holding Company Act Policies Applicable to Cash Dividends. The Federal Reserve Board, which is the federal banking regulator, considers adequate capital to be critical to the health of individual banking organizations and to the safety and stability of the banking system. A major determinant of a bank's or bank holding company's capital adequacy is the strength of its earnings and the extent to which its earnings are retained and added to capital or paid out to shareholders in the form of cash dividends.

The Federal Reserve Board believes that a bank or bank holding company generally should not maintain its existing rate of cash dividends on voting common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The Federal Reserve may strongly encourage, or require, a banking organization whose cash dividends are inconsistent with either of these criteria to cut or eliminate its dividends.

The Federal Reserve Board also believes it is inappropriate for a banking organization that is experiencing serious financial problems or that has inadequate capital to borrow in order to pay dividends since this can result in increased leverage at the very time the organization needs to reduce its debt or increase its capital. Similarly, the payment of dividends based solely or largely upon gains resulting from unusual or nonrecurring events, such as the sale of the organization's building or the disposition of other assets, may not be prudent or warranted, especially if the funds derived from such transactions could be better employed to strengthen the organization's financial resources. Furthermore, a fundamental principle underlying the Federal Reserve's supervision and regulation of bank holding companies is that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. The Federal Reserve believes, therefore, that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company's ability to serve as a source of strength. Thus, for example, if a major subsidiary bank is unable to pay dividends to its parent company—as a consequence of statutory limitations, intervention by the primary supervisor, or noncompliance with regulatory capital requirements—the Federal Reserve may encourage or require a bank holding company to reduce or eliminate its dividends in order to conserve its capital base and provide capital assistance to the subsidiary bank.

The Federal Reserve Board has further stated that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition, and only if, after paying the dividend, the bank holding company is not in danger of falling below its required regulatory capital adequacy ratios, including applicable capital conservation buffers.

Pennsylvania Banking Code Requirements Applicable to Cash Dividends. Because Customers Bank is currently and for the foreseeable future, the primary source of cash for payment of dividends by Customers Bancorp, requirements of the Pennsylvania Banking Code setting conditions on payments of dividends by banks will constrain Customers Bank's ability to provide funds to us to pay dividends to our shareholders. The Pennsylvania Banking Code permits a bank to pay cash dividends only out of accumulated net earnings. Furthermore, if any transfer of net earnings to surplus is required by the Pennsylvania Banking Code to cause our surplus to meet minimum statutory requirements at the time the dividend is to be declared or paid, the transfer must be made prior to the declaration of the dividend, and our surplus cannot be reduced by the payment of the dividend.

For the foregoing reasons, and because a decision by our board of directors to declare and pay cash dividends will depend upon the future financial performance and condition of Customers Bank and Customers Bancorp, no assurances can be given that any dividends will in fact be paid on any class of stock, or that, if dividends are paid, they will not be reduced or discontinued in the future.

Dividend Policy. We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves over the next few years. As discussed above, we have not historically declared or paid dividends on our common stock, and we do not expect to do so in the near future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior our common stock, and other factors deemed relevant by our board of directors.

Redemption, Preemptive Rights and Repurchase Provisions

Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our voting common stock are subject to Federal Reserve Board regulations and policy, which generally require that no more than ten percent of the outstanding shares of a bank holding company's voting common stock may be repurchased in any 12-month period unless the bank holding company is deemed "well-managed" and "well-capitalized" under applicable regulations. Repurchases of our stock will also be constrained by federal and state bank regulatory capital requirements. Repurchases of stock by bank holding companies may also be subject to prior notice to and approval by the Federal Reserve in some cases.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of Customers Bancorp, the holders of our common stock will be entitled to share ratably in all of our assets remaining after payment of all liabilities, subject, however, to any preferential liquidation rights of holders of any preferred stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of Governing Documents. Our articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;
•	Divide our board of directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;
•
Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;
•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;
•
Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;
•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;
•
Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries' constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
•
Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of impeding a change in control. These provisions, among other things, prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the corporation's voting power in an election of directors. In addition, certain provisions of the Pennsylvania Business Corporation Law:

•	Expand the factors and groups (including shareholders) a board of directors can consider in determining whether a certain action is in the best interests of the corporation;
•	Provide that a board of directors need not consider the interests of any particular group as dominant or controlling;
•
Provide that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•
Provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duties of directors are solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also provides that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•
Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•
Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of us or the consideration that might be offered or paid to shareholders in such an acquisition.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the "disgorgement," "control transactions," "control-share acquisitions," "severance compensation," and "labor contracts" provisions of the Pennsylvania Business Corporation Law. As a result of our opting-out from coverage by these statutes, none of the "disgorgement," "control transactions," "control-share acquisitions," "severance compensation," nor "labor contracts" statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management and board of directors in retaining their positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general provisions of the preferred stock we may offer and issue under this prospectus. The applicable prospectus supplement relating to a specific offer and issuance of preferred stock by us will provide additional information regarding the terms of the preferred stock. You should read any prospectus supplement related to the specific series of preferred stock being offered and issued, as well as the more detailed provisions of our articles of incorporation and the applicable Statement with Respect to Shares relating to such series of preferred stock that proved the terms of the preferred stock. The applicable Statement with Respect to Shares will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the Statement with Respect to Shares relating to the shares of preferred stock to be issued under this prospectus and any applicable prospectus supplement.

General

Our articles of incorporation provides that Customers' board of directors may issue, without action by shareholders, a maximum of 100,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. As of March 11, 2016, there were 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C outstanding and 1,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D outstanding. The rights and privileges relating to these outstanding shares of our preferred stock are governed by the applicable Statements with Respect to Shares, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Our board of directors may determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;
•
the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•
whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•
the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•
any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued for specific terms, including, where applicable:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares we are offering;
•	the initial public offering price at which the shares of our preferred stock will be issued;
•
the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	the redemption or sinking fund provisions, if any; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or authorized committee.

Our board of directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the statement with respect to shares establishing such series; or
•	as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of preferred stock we proposed to offer and issue is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and
•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general provisions of the depositary agreement and the depositary shares or depositary receipts we may offer and issue under this prospectus. The applicable prospectus supplement relating to a specific offer and issuance of depositary shares or depositary receipts by us will provide additional information regarding the terms of the depositary shares or depositary receipts. You should read any prospectus supplement related to the specific depositary shares or depositary receipts being offered and issued, as well as the complete depositary agreement and form of depositary receipt that provide the terms of the depositary shares or depositary receipts. Specific depositary agreements and depositary receipts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of depositary agreement and depositary receipt relating to the depositary shares or depositary receipts to be issued under this prospectus and any applicable prospectus supplement.

General

We may, at our option, elect to offer and issue fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Customers and a bank or trust company we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock. However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Customers.

The deposit agreement may be terminated by us at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general provisions of the purchase contracts we may issue under this prospectus. The applicable prospectus supplement relating to a specific issuance of purchase contracts by us will provide additional information regarding the terms of the purchase contracts. You should read any prospectus supplement related to the specific purchase contracts being issued, as well as the complete purchase contracts that contain the terms of the purchase contracts. Specific purchase contracts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each purchase contract to be issued under this prospectus and any applicable prospectus supplement.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

You should read the applicable prospectus supplement relating to the particular purchase contracts being offered and issued for specific terms, including, where applicable:

•
whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	United States federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.

DESCRIPTION OF WARRANTS

The following description summarizes the general provisions of the warrants we may offer and issue under this prospectus. The applicable prospectus supplement relating to a specific offer and issuance of warrants by us will provide additional information regarding the terms of the warrants. You should read any prospectus supplement related to the specific warrants being offered and issued, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Specific warrant agreements and warrant certificates will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement and warrant certificate relating to the warrants to be issued under this prospectus and any applicable prospectus supplement.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should read the applicable prospectus supplement relating to the particular warrants being offered and issued and the applicable warrant agreement for specific terms, including, where applicable:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;
•	the designation and terms of the debt securities, common stock or preferred stock, if any, purchasable upon exercise of the warrants;
•	the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;
•	the date after which the warrants and any debt securities, common stock or preferred stock, if any, issued with the warrants will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;
•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•
whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any anti-dilution provisions of the warrants;
•	•any redemption or call provisions applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

   Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we proposed to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer and issue under this prospectus. The applicable prospectus supplement relating to a specific offer and issuance of units by us will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the series of units being offered and issued, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered and issued under this prospectus and any applicable prospectus supplement.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

You should read the applicable prospectus supplement relating to the particular units being offered and issued for specific terms, including, where applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities referenced in this prospectus in any one or more of the following methods:

•	directly to one or more purchasers;
•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;
•	through agents;
•	in any combination of the above; or
•	any other method permitted pursuant to applicable law.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and will set forth the specific terms of the offering of securities:

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•	the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;
•	any over-allotment options under which underwriters, if any, may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation, if applicable;
•	the net proceeds to us from the sale of the securities;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which the securities will be listed.

The securities may be offered and sold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If we use underwriters in the sale of any securities, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities.

We may sell securities through agents from time to time. A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions that the dealers or agent receive and any profit on the resale of the shares that they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents we may engage in connection with an offering of our securities may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise, all securities, except for our Voting Common Stock, will be new issues of securities with no established trading market. We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

Our audited consolidated financial statements as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and management's assessment of effectiveness of internal controls over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any accompanying prospectus supplement and information incorporated by reference into this prospectus or any accompanying prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016; and

•	Our Current Reports on Form 8-K filed with the SEC on January 22, 2016, January 25, 2016 and January 29, 2016.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), between the date of this prospectus and the termination of this offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Glenn A. Yeager, Corporate Secretary, Customers Bancorp, Inc., 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC's website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.customersbank.com. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus, any prospectus supplement we file relating to this prospectus or any other report or document we file with or furnish to the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at the address listed above or from the SEC's website. The registration statement may contain additional information that may be important to you.

3,000,000 Shares
Fixed-to-Floating Rate Non-Cumulative
Perpetual Preferred Stock, Series F
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PROSPECTUS SUPPLEMENT
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Joint Book-Running Managers
Morgan Stanley		UBS Investment Bank
Co-Managers
FBR	Keefe, Bruyette & Woods A Stifel Company	Boenning & Scattergood, Inc.
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These securities are not savings accounts or deposits and are not federally insured or guaranteed.
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September 9, 2016